UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A
                                (Rule 14A-101)

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                              (Amendment No. __)


Filed by the Registrant  |X|
Filed by a Party other than the Registrant  [_]

Check appropriate box:
[_]      Preliminary Proxy Statement
[_]      Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]      Definitive Proxy Statement
[_]      Definitive Additional Materials
|X|      Soliciting Material under Rule 14a-12


                                AZTAR CORPORATION
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[_]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
         and 0-11.

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         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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         (4) Date Filed:



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                                                  Filed by: Aztar Corporation
                                                      Pursuant to Rule 14a-12
                                    under the Securities Exchange Act of 1934

                                           Subject Company: Aztar Corporation
                                                   Commission File No. 1-5440



On May 19, 2006, Aztar Corporation published the following press release:

               AZTAR TERMINATES MERGER AGREEMENT WITH PINNACLE;
               ENTERS INTO AGREEMENT WITH COLUMBIA ENTERTAINMENT


PHOENIX, AZ, May 19, 2006 -Aztar Corporation (NYSE: AZR) today announced that it has terminated its merger agreement with Pinnacle in accordance with its terms and entered into a merger agreement with Wimar Tahoe Corporation d/b/a Columbia Entertainment, the gaming affiliate of Columbia Sussex Corporation. Prior to the termination of its merger agreement with Pinnacle, Aztar paid to Pinnacle a termination fee of $52.16 million and termination expenses of $25.84 million.

Under the merger agreement with Columbia, which Aztar's Board of Directors has unanimously approved, Columbia Entertainment will acquire all the outstanding shares of Aztar common stock for $54.00 per share in cash and all the outstanding shares of Aztar preferred stock for $571.13 per share in cash. The merger agreement also provides for an increase in the purchase price at the rate of $0.00888 per share of Aztar common stock per day beginning November 19, 2006, and at the rate of $0.01184 per share per day beginning February 19, 2007 until the closing of the transaction.

Robert M. Haddock, Chairman, President and Chief Executive Officer of Aztar, said, "Our agreement with Columbia Entertainment provides an increased all cash premium to our shareholders and reflects Columbia Entertainment's strong commitment to the transaction. We look forward to working with Columbia Entertainment to complete the transaction as expeditiously as possible."

The transaction is subject to approval by Aztar shareholders and the satisfaction of customary closing conditions, including the receipt of necessary gaming and other regulatory approvals. The transaction is not subject to financing.

In connection with the merger agreement, Columbia has deposited $313 million into a custody account, payable to Aztar in certain circumstances (including failure to obtain regulatory approvals) in the event that the merger agreement is terminated. Of the deposit, $78 million has been paid to Aztar as reimbursement of the termination fees and expenses paid to Pinnacle.

Columbia Entertainment received a financing commitment from Credit Suisse to complete the transaction.

Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal counsel, and Goldman Sachs is serving as financial advisor, to Aztar.

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About Aztar Corporation

Aztar is a publicly traded company that operates Tropicana Casino and Resort in Atlantic City, New Jersey, Tropicana Resort and Casino in Las Vegas, Nevada, Ramada Express Hotel and Casino in Laughlin, Nevada, Casino Aztar in Caruthersville, Missouri, and Casino Aztar in Evansville, Indiana.

Forward-Looking Statements

This press release includes statements that do not directly or exclusively relate to historical facts. Such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including statements regarding Columbia Entertainment's pending acquisition of Aztar, are based on current expectations of management of Aztar and are subject to risks, uncertainties and changes in circumstances that could significantly affect future results. Accordingly, Aztar cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include, but are not limited to: (a) the risk that Aztar may be unable to obtain stockholder approval required for the transaction with Columbia Entertainment; (b) the risk that Columbia Entertainment may be unable to obtain regulatory approvals required for the transaction with Aztar; (c) the risk that conditions to the closing of the transaction may not be satisfied or the merger agreement with Columbia Entertainment may be terminated prior to closing; and (d) other risks, including those as may be detailed from time to time in Aztar's filings with the Securities and Exchange Commission (the "SEC"). For more information on the potential factors that could affect Aztar's financial results and business, review Aztar's filings with the SEC, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K.

Additional Information and Where to Find It

This press release may be deemed to be solicitation material in respect of the proposed merger of Aztar and Columbia Entertainment. In connection with the proposed merger, Aztar plans to file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS OF AZTAR ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final proxy statement will be mailed to stockholders of Aztar. Investors and security holders may obtain a free copy of the proxy statement, when it becomes available, and other documents filed by Aztar with the SEC, at the SEC's web site at http://www.sec.gov. Free copies of the proxy statement, when it becomes available, and Aztar's other filings with the SEC may also be obtained from Aztar. Free copies of Aztar's filings may be obtained by directing a request to Aztar Corporation, 2390 East Camelback Road, Suite 400, Phoenix, Arizona 85016,
Attention: Secretary.

Aztar, Columbia Entertainment and their respective directors, executive officers and other members of their management and employees may be deemed to be soliciting proxies from Aztar's stockholders in favor of the proposed merger. Information regarding Aztar's directors and executive officers is available in Aztar's proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on April 10, 2006. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

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Contact:
     Joe Cole
     Aztar Corporation
     602-381-4111